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                                                                    EXHIBIT j(2)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the use of our reports dated May 10, 2002, on the financial statements and financial highlights of the AIM High Income Municipal Fund, AIM Tax-Exempt Cash Fund, and Tax-Free Intermediate Fund as of and for the year ended March 31, 2002 in the Post-Effective Amendment Number 14 to the Registration Statement (Form N-1A No. 33-66242).



                                                  /s/ ERNST & YOUNG LLP

Houston, Texas
July 19, 2002